Exhibit 10.24

January 10, 2022

Revised January 10, 2022

Alan Villalon

Maple Grove, MN

Alanv.nd95@gmail.com

Dear Alan:

Alerus was founded on a tradition of strong and lasting client relationships, integrity, and long-term sustainable growth. We are a successful financial services organization because of the quality of our people and because of our strong commitment to the clients and communities we serve. Our fundamental beliefs of doing the right thing, cherish people, empower with knowledge, respect everyone, serve with passion, and embrace change are at the core of everything we do and we're looking for people who embody these beliefs.

We hope that you have found our discussions regarding the prospect of employment with Alerus insightful and exciting. We appreciate these conversations as they have provided us with the confidence to believe that you are an ideal candidate to join Alerus and will be strong contributor to the future success of our organization. We are pleased to extend this offer of employment to you for your consideration!

POSITION DETAILS

◾	Job Title: EVP, Chief Financial Officer
◾	Workplace Location: Shorewood, MN
◾	Workplace Status: Office Worksite Primary, flexibility to work from home
◾	Manager Name & Title: Katie Lorenson, CEO & President

COMPENSATION

ANNUAL SALARY

◾	$315,000, paid biweekly as earned.
◾	Full-Time
◾	FLSA Status: Exempt

ANNUAL BONUS PROGRAMS

◾	40% of base salary for Executive Short-Term Incentive, tied to company scorecard metrics.
o	Effective upon date of hire, 2022, payable annually in March of following year.
o	Estimated Annual Value: $ 126,000 at 100% (target), $189,000 (max); four-year historical average payout at 150% maximum.
◾	30% of base salary awarded in Alerus Restricted Stock for Executive Long Term Incentive program.
o	Eligible for 2022 award upon date of hire, awarded annually in February.
o	60% performance based upon achievement of 3-year net income target.

Alerus Financial, N.A.

o	40% three-year time based.
o	See separate agreement for plan details.
o	Estimated Annual Value: $ 94,500 at 100% payout; $122,850 max (150%) payout for 60% of performance shares.

SIGNING BONUS

◾	$200,000 cash award, paid within 30 days from date of hire.
◾	$150,000 awarded in Alerus Restricted Stock, cliff vesting at three years.
o	Estimated 5,033 shares at $29.80 per shares.
o	Immediate accrual of quarterly dividends; dividends paid at vesting
o	Immediate vesting if change in control of Company.
o	See separate agreement for plan details.

MANAGEMENT AGREEMENT

◾	If termination of employment for other than cause, severance payment available. See separate agreement for details.

TOTAL ANNUAL ESTIMATED COMPENSATION: $535,500

RETIREMENT

401(K)

◾	Eligible after one month of service, with quarterly entry dates.
◾	Match $1 for $1 on the first three percent of deferred salary, $.50 for each $1 on the next three percent of deferred salary.
◾	Approximate Annual Value of Company Match: $13,725 (capped at salary limit of $305,000)

EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

◾	Contributions to the plan are at the Board of Directors’ discretion. Historically, this has been 3% of the employee’s annual eligible compensation. A one-year eligibility waiting period with quarterly entry dates.
◾	Approximate Annual Value: $9,150 (capped at salary limit of $305,000)

HEALTH AND WELL-BEING BENEFITS

HEALTH INSURANCE

◾	Alerus offers a group health plan and pays 75 percent of the premium for either a single or family plan.
◾	Approximate Annual Value: $23,000

DENTAL INSURANCE

◾	Covers preventive care and both simple and major dentistry.

◾	Approximate Annual Value: $985

LIFE, AD&D, AND LONG-TERM DISABILITY

◾	Group policies provided, plus supplemental coverage is available.
◾	Approximate Annual Value: $1,400.

FLEXIBLE TIME OFF (FTO)

◾	Alerus encourages and supports time spent with family. We offer nine paid holidays each year in addition to FTO listed.
◾	For 2022, you will receive 25 days.
◾	Approximate Annual Value: $33,800

EQUIPMENT AND MISCELLANEOUS

◾	Laptop provided for the ability to work remotely from anywhere.
◾	Cell phone reimbursement of $65 monthly, annual value of $780.
◾	Car allowance, annual value of $5,000.

RETIREMENT AND BENEFITS ESTIMATE ANNUAL VALUE: $87,940

We would like you to start employment on February 1, 2022. Please let us know if an alternative date would be more convenient for you.

As an “at will” employer, Alerus reserves the right to terminate employment with or without cause at any time, and you may do the same. This offer is contingent on acceptable application and background check results.

If you accept this offer, please sign the Acceptance of Employment Offer below and return all pages to me by January 14, 2022.

Thank you again for taking the time to meet with us. We look forward to hearing from you and are excited at the prospect of you joining our company.

Sincerely,

/s/ Kartie Lorenson

Katie Lorenson

Chief Executive Officer & President

katie.lorenson@alerus.com

952.417.3725

alerus.com

ACCEPTANCE OF EMPLOYMENT OFFER

ALAN VILLALON

EVP, CHIEF FINANCIAL OFFICER

I accept the offer of the position indicated above with Alerus.

/s/ Alan Villalon	1/11/22
Alan Villalon	Date